Exhibit 1.1
NATIONAL CITY CORPORATION
Floating Rate Notes Due March 20, 2009
TERMS AGREEMENT
Dated: March 16, 2007

To:	National City Corporation 1900 East Ninth Street Cleveland, Ohio 44114-3484

Re:	Underwriting Agreement dated March 10, 2004
Dear Sirs:
     We understand that National City Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $600,000,000 aggregate principal amount of its senior debt securities (the “Senior Debt Securities”). This Agreement is the Terms Agreement referred to in the underwriting agreement dated March 10, 2004 (the “Underwriting Agreement”). Subject to the terms and conditions set forth herein and in the Underwriting Agreement, as amended hereby, the Underwriter named below (the “Underwriter”) agrees to purchase the principal amount of Senior Debt Securities set forth opposite its name below at the purchase price set forth under “Purchase Price” below.

Principal
Amount of
Name of	Debt
Underwriter	Securities
Morgan Stanley & Co. Incorporated	$600,000,000
The Senior Debt Securities shall have the following terms:
Title of securities: Floating Rate Notes Due March 20, 2009
Principal amount to be issued: $600,000,000
Senior or Subordinated: Senior
CUSIP: 635405 AT0

ISIN: US635405AT01
Common Code: N/A
Currency: U.S. Dollars

Current ratings:	Moody’s Investors Service, Inc.: A1 Standard & Poor’s Ratings Services: A
Original issue date: March 23, 2007
Interest rate: Three month LIBOR plus 0.015%
Designated LIBOR page: Reuters 3000 Xtra service, page LIBOR01
LIBOR Currency: U.S. dollars
Initial interest rate: To be determined as if the original issue date were an interest reset date.
Interest payment dates: March 20, June 20, September 20 and December 20 of each year, commencing June 20, 2007.
Interest reset period: Quarterly
Interest reset dates: March 20, June 20, September 20 and December 20 of each year, commencing June 20, 2007.
Interest determination date: Two London Banking Days prior to the interest reset date. “London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
Business Day convention: If any interest payment date, other than the date of maturity, falls on a day that is not a Business Day, the interest payment date will be postponed to the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day. If the date of maturity of the Senior Debt Securities falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on the Senior Debt Securities or such payment will accrue for the period from and after the date of maturity. If any interest reset date falls on a day that is not a Business Day, the interest reset date will be postponed to the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the interest reset date will be the immediately preceding Business Day. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday (as defined in the Senior Indenture, dated as of March 17, 2004, between the Company and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York, relating to the Senior Debt Securities) nor a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

Day count convention: Actual/360
Date of maturity: March 20, 2009
Redemption provisions: None
Sinking fund requirements: None
Purchase Price: 100% of the principal amount of the Senior Debt Securities, plus accrued interest from March 23, 2007
Listing requirement: None
Conversion provisions: None
Closing date and location: March 23, 2007 at the offices of Sidley Austin llp, New York, New York
Additional representations, if any: See Amendments to the Underwriting Agreement below.
Lock-up provisions: The Company may not issue, without the consent of the Underwriter, any other debt securities between the date hereof and the Closing Time (as that term is defined in the Underwriting Agreement).
Applicable Time: 4:27 p.m. on March 16, 2007.
Amendments to the Underwriting Agreement:
     (a) Solely with respect to the Senior Debt Securities being purchased pursuant this Terms Agreement, the Underwriting Agreement is amended as follows:
     (i) Introduction; Defined Terms:
     (1) References in the Underwriting Agreement to “The Bank of New York,” “BONY” or the “Senior Trustee” shall be deemed to refer to “The Bank of New York Trust Company, N.A. (as successor trustee to The Bank of New York)”.
     (2) The sixth paragraph of the Underwriting Agreement is hereby deleted in its entirety and replaced with the following:
“The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No.333-104080) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), including a base prospectus (the “Base Prospectus”), relating to the Offered Securities and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the applicable Offered Securities, the terms of the offering thereof and the other matters set forth therein will be prepared and filed pursuant to Rule 424(b) of the 1933 Act Regulations in connection with any offering of Offered Securities. Any such final prospectus supplement, in the form first filed after the date of the applicable Terms Agreement pursuant to Rule 424(b) of the 1933 Act Regulations, is herein referred to as the “Prospectus Supplement.” Such registration statement, as amended at the date of the applicable Terms Agreement, including the exhibits thereto and the documents incorporated by reference therein and any information deemed to be part thereof or included therein by Rule 430B of the 1933 Act Regulations (the “Rule 430B Information”), is herein called the “Registration Statement;” provided that, if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. The Base Prospectus, as supplemented by the Prospectus Supplement, is herein called the “Prospectus,” except that, if such Base Prospectus is amended or supplemented on or prior to the date of any applicable Terms Agreement, the term “Prospectus” shall refer to the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. A “preliminary prospectus” shall be deemed to refer to any preliminary prospectus supplement to the Base Prospectus that describes the Offered Securities and the offering together with the Base Prospectus. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or any preliminary prospectus shall be deemed to mean and include the filing of any document under the Securities and Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be. The term “Issuer Free Writing Prospectus” means each issuer free writing prospectus (as defined in Rule 433 of the 1933 Act Regulations) of the Company. The term “Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, as amended or supplemented, (ii) the Final Term Sheet (as defined in Section 3(e)) and any other Issuer Free Writing Prospectuses, if any, identified in Schedule I to the applicable Terms Agreement, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The term “Applicable Time” shall mean the Applicable Time specified in the applicable Terms Agreement.”
     (ii) Section 1 Representations and Warranties:
     (1) The first sentence of Section 1(a) of the Underwriting Agreement is deleted in its entirety and replaced with the following:

“The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time and as of the Closing Time referred to in Section 2(b) that:”
     (2) The second and third paragraphs of Section 1(a)(i) of the Underwriting Agreement are deleted in their entirety and replaced with the following:
“The Registration Statement and any amendment thereto, at the Applicable Time, at the Closing Time, at the time each became effective and at each deemed effective date with respect to Underwriters pursuant to Rule 430B(f)(2) of the 1933 Regulations, (A) complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “1939 Act”) , and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and (B) did not contain and will not contain an untrue statement of a material fact and did not omit and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the applicable filing date as to any Prospectus Supplement and any amendment or supplement thereto and at the Closing Time, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,
The Prospectus, each preliminary prospectus and the Base Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with any offering hereunder was substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
At the Applicable Time, the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection 1(a)(i) do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter expressly for use in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or the Disclosure Package (or any amendments or supplements thereto).
At the Closing Time, the applicable Indenture, if any, will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.”
     (3) Section 1(a)(ii) of the Underwriting Agreement is deleted in its entirety and replaced with the following:
“The documents incorporated by reference or deemed to be incorporated in the Prospectus or Disclosure Package pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together and with the other information in the Prospectus or the Disclosure Package, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.”
     (4) References to “the Registration Statement” in Sections 1(a)(iii), (v), (vii), (viii), (xvii), (xix) of the Underwriting Agreement shall be deemed to refer to “the Registration Statement, the Disclosure Package and the Prospectus.”
     (5) References to “the Registration Statement and the Prospectus” in Section 1(a)(vi) of the Underwriting Agreement shall be deemed to refer to “the Registration Statement, the Disclosure Package and the Prospectus.”
     (6) References to “the Prospectus” in Section 1(a)(ix), (x) and (xiv) of the Underwriting Agreement shall be deemed to refer to “the Disclosure Package and the Prospectus.”
     (7) The following subsections are inserted after Section 1(a)(xxi) of the Underwriting Agreement:
“(xxii) (a) As of the date of the execution and delivery of the applicable Terms Agreement (which was also the date that the Company or another offering participant made the first bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Offered Securities), the Company was not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act Regulations).

(xxiii) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxiv) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Offered Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of Undewriters hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(xxv) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in, and that is required to register under, the Investment Company Act of 1940, as amended.”
     (iii) Section 3. Certain Covenants of the Company:
     (1) The last sentence of Section 3(a)(i) of the Underwriting Agreement is deleted in its entirety.
     (2) The reference to “the Prospectus” in Section 3(b) of the Underwriting Agreement shall be deemed to refer to “the Disclosure Package or the Prospectus.”
     (3) Section 3(c) of the Underwriting Agreement is deleted in its entirety and replaced with the following:
“The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Issuer Free Writing Prospectus relating to the applicable Offered

Securities or the terms of the offering thereof or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish you with copies of any such amendment or supplement or Issuer Free Writing Prospectus or other document proposed to be filed a reasonable amount of time prior to such proposed filing and will not file any such amendment or supplement or Issuer Free Writing Prospectus or other document or use any such prospectus (including an Issuer Free Writing Prospectus) to which you or counsel shall reasonably object.”
     (4) Section 3(e) of the Underwriting Agreement is deleted in its entirety and replaced with the following:
“If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances existing at the Applicable Time, in the case of the Disclosure Package, or at the time it is required to be delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations), in the case of the Prospectus, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will, subject to Section 3(c), promptly prepare and file with the Commission, such amendment or supplement, or such other documents filed with the Commission pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations, there occurred or occurs an event or development as a result of which an Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or any document incorporated by reference therein or any preliminary or other prospectus deemed to be part thereof that has not been superceded, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities substantially in form of Schedule I to the applicable Terms Agreement and satisfactory to the Underwriters, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 within the time period prescribed by such rule; provided that the Company shall furnish the Underwriters with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriters or counsel to the Underwriters shall object.”
     (5) Section 3(f) of the Underwriting Agreement is deleted in its entirety and replaced with the following:
“The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.”
     (iv) Section 4. Payment of Expenses:
     (1) The following is inserted at the end of Section 4(a) of the Underwriting Agreement:
“the Prospectus, any preliminary prospectus and any amendments or supplements thereto, and any Permitted Free Writing Prospectus.”
     (2) The following is inserted at the end of Section 4(f) of the Underwriting Agreement:
“the Prospectus, any preliminary prospectus and any amendments or supplements thereto, and any Permitted Free Writing Prospectus.”
     (v) Section 5. Conditions to Underwriters Obligations:
     (1) Section 5(a)(iii) of the Underwriting Agreement is deleted in its entirety and replaced with the following:
“There shall not have come to the attention of such of you as may be named in the applicable Terms Agreement any facts that would cause such of you to believe that (A) the Registration Statement at the time it became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, or as of the “new effective date” with respect to the Underwriters pursuant to, and within the meaning of, Rule 430B(f)(2), (B) the Disclosure Package, at the Applicable Time, or (C) the Prospectus, as of the date it was issued, at the Closing Time or at the time it was required to be delivered to a purchaser of the Offered Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.”
     (2) The following new Section 5(a)(iv) is inserted after Section 5(a)(iii) of the Underwriting Agreement:
“The Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations, shall have been filed with the Commission within the applicable time periods prescribed by such rule.”
     (3) The reference to “the Rule 430A Information and the Rule 434 Information” in Section 5(b)(i)(J) of the Underwriting Agreement shall be deemed to refer to “the Rule 430B Information.”
     (4) The references to “the Prospectus” in Section 5(b)(i)(J) and (T) of the Underwriting Agreement shall be deemed to refer to “the Disclosure Package and the Prospectus.”
     (5) The references to “the Prospectus” in Section 5(b)(i)(R) of the Underwriting Agreement shall be deemed to refer to “the Disclosure Package or the Prospectus.”
     (6) The following is inserted after the second sentence of Section 5(b)(i)(Q) of the Underwriting Agreement:
“the Final Term Sheet, and any other Issuer Free Writing Prospectus required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations, has been filed with the Commission within the applicable time periods prescribed by such rule;”
     (7) Section 5(b)(iii) of the Underwriting Agreement is deleted in its entirety and replaced with:
“In giving their opinions required by subsections (b)(i) and (b) (ii), respectively, of this Section, David L. Zoeller or such other counsel chosen by the Company and Sidley Austin LLP shall each additionally state that nothing has come to their attention that would cause them to believe that the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-l, as to which such counsel need make no statement) as of the time the Company filed its Annual Report on Form 10-K for the year ended December 31, 2006 with the Commission or as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Disclosure Package as of the Applicable Time included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus, as of its date or at Closing Time, included or includes an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.”
     (8) Section 5(d) of the Underwriting Agreement is deleted in its entirety and replaced with the following:
“At the applicable Closing Time, you shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements and supporting schedules audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations with respect to registration statement Form S-3 and the 1934 Act and 1934 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) at a specified date not more than three days prior to the date of such letter, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its subsidiaries or any decrease in the total earning assets or total assets of the Company and its subsidiaries, in each case as compared with the amounts shown in the most recent balance sheet included in the Registration Statement or, during the period from a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net interest income, net interest income after provision for loan loss, non-interest income, net income or net income per share of the Company and its subsidiaries as compared with the corresponding period in the preceding year except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by you and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.”
     (vi) Section 6. Indemnification.
     (1) The references to “any preliminary prospectus or the Prospectus” in Sections 6(a)(i) and (iii) and 6(b)(i) of the Underwriting Agreement shall be deemed to refer to “any preliminary prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act Regulations.”
     (2) The reference to “the Rule 430A Information and the Rule 434 Information” in Section 6(a)(i) and (iii) and 6(b)(i) of the Underwriting Agreement shall be deemed to refer to “the Rule 430B Information.”
     (vii) Section 9. Termination of Agreement. The term “, Florida,” is inserted after the term “Kentucky” in Section 9(a)(iii).
     (viii) Section 16. No Advisory or Fiduciary Relationship. The following new Section 16 is inserted after Section 15:
“The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.”
     (ix) Section 17. Free Writing Prospectuses. The following new Section 16 is inserted after the new Section 15:
“The Underwriter represents and agrees that it has not made and, unless it has obtained or obtains the prior consent of the Company, will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” required to be filed with the Commission by the Company under Rule 433(d), but for the action of the Underwriter, other than the Final Term Sheet.”
     The following documents will be required at the Closing Time: Officers’ Certificate pursuant to Section 5(c) of the Underwriting Agreement; Legal Opinions pursuant to Sections 5(b)(1), 5(b)(2) and 5(b)(3) of the Underwriting Agreement; a Comfort Letter pursuant to Section 5(d) of the Underwriting Agreement; and other documents pursuant to Section 5(e) of the Underwriting Agreement.
     Each of the provisions of the Underwriting Agreement, as amended hereby, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein.
     This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

     If the foregoing is in accordance with your understanding of the agreement between us and the Company, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriter named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours, MORGAN STANLEY & CO. INCORPORATED

By	/s/ Michael Fusco

Name:	Michael Fusco
Title:	Executive Director

Confirmed and accepted as of the date first above written: NATIONAL CITY CORPORATION

By:	/s/ Thomas A. Richlovsky

Name:	Thomas A. Richlovsky
Title:	Senior Vice President and Treasurer